Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Celularity Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule(1)	Amount Registered(2)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, $0.0001 par value	Other	2,270,311	(3)	$1.68	(1)	$3,814,122	$0.00013810	$527
Total Offering Amount							$3,814,122		$527
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fee Due									$527

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), by averaging the high and low sales prices of Celularity Inc.’s (the “Registrant’s”) Class A common stock, par value $0.0001 per share (“Class A Common Stock”), as reported on The Nasdaq Capital Market on November 4, 2025, which date is within five business days prior to the filing of this Registration Statement.

(2)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover an indeterminate number of additional shares of Class A Common Stock of the Registrant which become issuable under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of outstanding shares of Class A Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(3)	Represents an aggregate of 2,270,311 additional shares of Class A Common Stock available for issuance under the 2021 Plan that were automatically added to the shares authorized for issuance under the 2021 Plan on January 1, 2023, January 1, 2024 and January 1, 2025 pursuant to an annual “evergreen” increase provision contained in the 2021 Plan.

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